THIRD AMENDMENT AND CONSENT

        THIS THIRD AMENDMENT AND CONSENT (this “Amendment”) dated as of August 15, 2003 is entered into among OSHKOSH TRUCK CORPORATION, a Wisconsin corporation (the “Company”), the financial institutions signatory hereto and BANK OF AMERICA, N.A., as Agent.

W I T N E S S E T H:

        WHEREAS, the Company, various financial institutions (the “Lenders”) and Bank of America, N.A., as Agent, are parties to a Second Amended and Restated Credit Agreement dated as of July 23, 2001 (as previously amended, the “Credit Agreement”; capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Credit Agreement); and

        WHEREAS, the parties hereto desire to amend the Credit Agreement on the terms and conditions set forth below;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1.    AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions set forth in Section 4, the Credit Agreement is amended as follows:

    1.1     Amendment to Definition of "Applicable Base Rate Margin". The definition of "Applicable Base Rate Margin" is amended as follows:

    (i)      The chart set forth therein is amended in its entirety to read as follows:

Leverage Ratio		Applicable Base Rate Margin (in basis points) for Revolving Loans and Term Loan A
Less Than	Greater Than or Equal to
1.5:1.0	--	0
2.0:1.0	1.5:1.0	0
2.5:1.0	2.0:1.0	12.5
3.0:1.0	2.5:1.0	37.5
--	3.0:1.0	62.5

    (ii)     The reference in the last paragraph thereof to “125 basis points” is replaced with “62.5 basis points”.

    1.2     Amendment to Definition of "Applicable Commitment Fee Percentage". The definition of "Applicable Commitment Fee Percentage" is amended as follows:

    (i)     The chart set forth therein is amended in its entirety to read as follows:

Leverage Ratio		Applicable Commitment Fee Percentage (in basis points)
Less Than	Greater Than or Equal to
1.5:1.0	--	20.0
2.0:1.0	1.5:1.0	25.0
2.5:1.0	2.0:1.0	30.0
3.0:1.0	2.5:1.0	35.0
--	3.0:1.0	40.0

    (ii)     The reference in the last paragraph thereof to “50 basis points” is replaced with “40 basis points”.

    1.3     Amendment to Definition of "Applicable Offshore Rate Margin". The definition of "Applicable Offshore Rate Margin" is amended as follows:

    (i)     The chart set forth therein is amended in its entirety to read as follows:

Leverage Ratio		Applicable Offshore Rate Margin (in basis points) for Revolving Loans and Term Loan A
Less Than	Greater Than or Equal to
1.5:1.0	--	100.0
2.0:1.0	1.5:1.0	112.5
2.5:1.0	2.0:1.0	137.5
3.0:1.0	2.5:1.0	162.5
--	3.0:1.0	187.5

    (ii)     The reference in the last paragraph thereof to “250 basis points” is replaced with “187.5 basis points”.

    1.1     Amendment to Definition of “Offshore Currency Sublimit”. The definition of “Offshore Currency Sublimit” is amended by replacing the reference to “$100,000,000” with “$150,000,000".

    1.2     Amendment to Section 2.09(c). The first sentence of Section 2.09(c) is amended in its entirety to read as follows: “The Company may, from time to time prior to January 31, 2005, seek to increase the Aggregate Revolving Loan Commitment by an aggregate amount of up to $75,000,000 (resulting in a maximum Aggregate Revolving Loan Commitment of $245,000,000) upon at least three (3) Business Days’ prior written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Event of Default has occurred and is continuing; provided that any such increase in the Aggregate Revolving Loan Commitment shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000.”

    1.3     Amendment to Section 8.04(d). Section 8.04(d) is amended by (i) replacing the reference to “$35,000,000" with “$50,000,000” and (ii) replacing the reference to “$100,000,000” with “$150,000,000".

    1.4     Amendment to Section 8.08(l). Section 8.08(l) is amended by replacing the reference to “$25,000,000" with “$35,000,000".

    1.5     Amendment to Section 8.16. Section 8.16 is amended by (i) replacing the reference to “$275,000,000" with “$350,000,000” and (ii) replacing each reference to “the Second Restatement Date” with “the effectiveness of the Third Amendment to this Agreement”.

    1.6     Amendment to Section 8.17. Section 8.17 is amended in its entirety to read as follows:

8.17 Leverage Ratio. The Company shall not permit its Leverage Ratio as determined as of the last day of each fiscal quarter to be greater than 3.50:1.0.

    1.7     Amendment to Section 11.09. The following sentence is added to the end of Section 11.09: “Notwithstanding anything herein to the contrary, the Agent and each Lender may disclose to any Person, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or any Lender relating to such U.S. tax treatment and tax structure.”

    SECTION 2.    CONSENT. Subject to the conditions set forth in Section 4, the Required Lenders consent to the prepayment by the Company of all of the outstanding Senior Subordinated Notes and all related costs, premiums and fees with proceeds of Loans.

    SECTION 3.     REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders and the Agent that:

    3.1     Authorization; No Conflict. The execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) have been duly authorized by all necessary corporate action (including any necessary shareholder action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other government agency which is binding on the Company, (b) contravene or conflict with, or result in a breach of, any provision of the articles of incorporation, partnership agreement, by-laws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company or any Subsidiary.

    3.2     Validity and Binding Nature. This Amendment has been duly executed and delivered by the Company, and this Amendment and the Amended Credit Agreement are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’rights generally and to general principles of equity.

    SECTION 4.   CONDITIONS PRECEDENT. This Amendment shall become effective upon receipt by the Agent of (a) counterpart originals of this Amendment, duly executed by the Company, the Required Lenders and the Agent, (b) an executed confirmation of the Guarantors substantially in the form of Exhibit A and (c) an amendment fee for each Lender that, on or before August 15, 2003, delivers an executed counterpart hereof to the Agent, such fee to equal 0.075% of the sum of such Lender’s Revolving Loan Commitment and the unpaid principal amount of such Lender’s Pro Rata Share of Term Loan A. For purposes hereof, a facsimile executed copy shall be treated as an original.

    SECTION 5.     MISCELLANEOUS.

    5.1     Expenses. The Company agrees to pay promptly after demand all reasonable costs and expenses of the Agent (including reasonable fees, charges and expenses of counsel for the Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.1 shall survive any termination of this Amendment and the Amended Credit Agreement.

    5.2     Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

    5.3     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

    5.4     Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered (including by facsimile), shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

    5.5     References to Credit Agreement. Except as herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified in all respects. On and after the effectiveness of the amendments to the Credit Agreement accomplished hereby, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,”“herein” or words of like import, and each reference to the Credit Agreement in any Note and in any other agreement, document or other instrument executed and delivered pursuant to the Amended Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

    5.6     Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the sole benefit of the parties hereto and the successors and assigns of the Agent and the Lenders.

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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.

OSHKOSH TRUCK CORPORATION
By:____________________________________
Title:___________________________________
BANK OF AMERICA, N.A., as Agent
By:____________________________________
Title:___________________________________
BANK OF AMERICA, N.A., as a Lender
By: ________________________________________________________
Title: _____________________________________________________
BANK ONE, NA
By: ________________________________________________________
Title: ____________________________________
U.S. BANK NATIONAL ASSOCIATION
By: _____________________________________
Title: ____________________________________
WACHOVIA BANK, NA f/k/a First Union National Association
By: ________________________________________________________
Title: _____________________________________________________
HARRIS TRUST AND SAVINGS BANK
By: ________________________________________________________
Title:_____________________________________________________

LASALLE BANK N.A.
By: ________________________________________________________
Title: _____________________________________________________
CREDIT LYONNAIS CHICAGO BRANCH
By: ________________________________________________________
Title: _____________________________________________________
COMERICA BANK
By: ________________________________________________________
Title: _____________________________________________________
M&I MARSHALL & ILSLEY BANK
By: ________________________________________________________
Title: _____________________________________________________
THE BANK OF NEW YORK
By: ________________________________________________________
Title: _____________________________________________________
BANK OF SCOTLAND
By: ________________________________________________________
Title: _____________________________________________________
SUNTRUST BANK
By: ________________________________________________________
Title:_____________________________________________________
THE NORTHERN TRUST COMPANY
By: ________________________________________________________
Title: _____________________________________________________
MIZUHO CORPORATE BANK, LTD.
By: ________________________________________________________
Title: _____________________________________________________

EXHIBIT A

CONFIRMATION

August 15, 2003

To:	Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below

        Please refer to the Third Amendment dated as of the date hereof (the “Amendment”) with respect to the Second Amended and Restated Credit Agreement dated as of July 23, 2001 (as amended, the “Credit Agreement”) among Oshkosh Truck Corporation, various financial institutions (the “Lenders”) and Bank of America, N.A., as Agent (the “Agent”).

        Each of the undersigned hereby confirms to the Agent and the Lenders that such undersigned has received a copy of the Amendment and that, after giving effect to the Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

OSHKOSH TRUCK CORPORATION
IOWA CONTRACT FABRICATORS, INC.
KENSETT FABRICATORS, INC.
KEWAUNEE FABRICATIONS, L.L.C.
MCINTIRE FABRICATORS, INC.
MCNEILUS COMPANIES, INC.
MCNEILUS FINANCIAL, INC.
MCNEILUS FINANCIAL SERVICES, INC.
MEDTEC AMBULANCE CORPORATION
MCNEILUS TRUCK AND MANUFACTURING, INC.
PIERCE MANUFACTURING INC.
PIERCE WESTERN REGION REFURBISHMENT CENTER, INC.
OSHKOSH LOGISTICS CORPORATION
VIKING EQUIPMENT LEASING, INC.
VIKING TRUCK & EQUIPMENT SALES, INC., a Michigan corporation
VIKING TRUCK & EQUIPMENT SALES, INC., an Ohio corporation
By: _________________________________
Name: _______________________________
Title: _________________________________

WINDMILL VENTURES C.V.
By: Total Mixer Technologies, L.L.C., its general partner
By: ________________________________
Name: ______________________________
Title: _______________________________
By: Summit Performance Systems, L.L.C., its general partner
By: ________________________________
Name: ______________________________
Title: _______________________________
TOTAL MIXER TECHNOLOGIES, L.L.C.
By: _________________________________
Name: _______________________________
Title: _________________________________
SUMMIT PERFORMANCE SYSTEMS, L.L.C.
By: _________________________________
Name: _______________________________
Title: _________________________________